UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2014

NEW MEDIA INSIGHT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54718	27-2235001
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

28202 N. 58th Street, Cave Creek, AZ	85331
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 275-2294

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 8.01	Other Items

On February 24, 2014, our board of directors approved a two (2) old for one (1) new reverse stock split of our authorized and issued and outstanding shares of common stock. Upon effect of the reverse stock split, our authorized capital will decrease from 1,700,000,000 shares of common stock, with a par value of $0.001 to 850,000,000 shares of common stock, with a par value of $0.001 and our issued and outstanding shares will decrease from 59,237,500 to 29,768,750 shares of common stock, with a par value of $0.001. Our preferred shares will remain unchanged.

A Certificate of Change to effect the reverse stock split was filed with the Nevada Secretary of State on March 11, 2014, with an effective date of March 24, 2014.

These amendments have been reviewed by the Financial Industry Regulatory Authority (“FINRA”) and have been approved for filing with an effective date of April 7, 2014.

The reverse split will become effective with the Over-the-Counter Bulletin Board at the opening of trading on April 7, 2014 under the symbol “NMEDD”. The "D" will be placed on our ticker symbol for 20 business days. Our new CUSIP number is 64704U306.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA INSIGHT GROUP, INC.

/s/ Michael Palethorpe
Michael Palethorpe
President, Chief Executive Officer, Chief
Financial Officer, Secretary and Director

Date: April 4, 2014